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                                                                Exhibit (10)(d)

                           THE LUBRIZOL CORPORATION
                         EXCESS DEFINED BENEFIT PLAN
                                 (As Amended)

         The Lubrizol Corporation hereby establishes, effective as of January 1, 1986, The Lubrizol Corporation Excess Defined Benefit Plan (the "Plan") for the purpose of providing supplemental benefits to certain employees, as permitted by Section 3(36) of the Employee Retirement Income Security Act of l974.

                                   ARTICLE I

                          DEFINITIONS AND CONSTRUCTION

         1.1 DEFINITIONS. For the purposes hereof, the following words and phrases shall have the meanings indicated, unless a different meaning is plainly required by the context:

         (a) CODE. the term "Code" shall mean the Internal Revenue Code as amended from time to time. Reference to a section of the Code shall include such section and any comparable section or sections of any future legislation that amends, supplements, or supersedes such section.

         (b) COMPANY. The term "Company" shall mean The Lubrizol Corporation, an Ohio corporation, its corporate successors and the surviving corporation resulting from any merger of The Lubrizol Corporation with any other corporation or corporations.

         (c) LUBRIZOL PENSION PLAN. The term "Lubrizol Pension Plan" shall mean The Lubrizol Corporation Revised Pension Plan as the same shall be in effect on the date of a Participant's retirement, death, or other termination of employment.

         (d) PARTICIPANT. Effective June 22, 1992, the term "Participant" shall mean any person employed by the Company who is listed on Appendix A attached hereto, or who is designated by the Board of Directors as an officer for the purposes of Section 16 of the Securities Exchange Act of 1934, or whose benefits under the Lubrizol Pension Plan are limited by the application of
Section 401(a)(17) of the Internal Revenue Code of 1986, as amended.

         (e) PLAN. The term "Plan" shall mean the excess defined benefit pension plan as set forth herein, together with all amendments hereto, which Plan shall be called "The Lubrizol Corporation Excess Defined Benefit Plan."

         (f) TRUST. The term "Trust" shall mean The Lubrizol Corporation Excess Defined Benefit Plan Trust established pursuant to the Trust Agreement.

         (g) TRUST AGREEMENT. The term "Trust Agreement" shall mean The Lubrizol Corporation Excess Defined Benefit Plan Trust Agreement.

         1.2. ADDITIONAL DEFINITIONS. All other words and phrases used herein shall have the meanings given them in the Lubrizol Pension Plan, unless a different meaning is clearly required by the context.
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                                   ARTICLE II

                          SUPPLEMENTAL PENSION BENEFIT

         2.1 ELIGIBILITY. Effective July 25, 1994, a Participant who retires, dies, or otherwise terminates his employment with the Company and its subsidiaries and

                  (i) whose benefits under the Lubrizol Pension Plan are limited by the provisions of Section 401(a)(17) or 415 of the Code,

                 (ii) who either was a Participant on January 1, 1989 or had attained age 55 on January 1, 1989, and thereafter became a Participant, and whose benefits under the Lubrizol Pension Plan are curtailed due to the revision of the pension benefit formula, effective as of January 1, 1989, to comply with the requirements of the Tax Reform Act of 1986, as amended, or

                 (iii) who participated in The Lubrizol Corporation Deferred Compensation Plan for Officers (which was adopted effective July 25,
         1994)

shall be eligible for a supplemental pension benefit determined in accordance with the provisions of Section 2.2.


         2.2  AMOUNT.  Effective July 25, 1994, subject to the provisions of
Article III, the monthly supplemental pension benefit payable to an eligible Participant shall be an amount which when added to the monthly pension payable to such Participant under the Lubrizol Pension Plan (prior to any reduction applicable to an optional method of payment) equals the monthly pension benefit which would have been payable under the Lubrizol Pension Plan (prior to any reduction applicable to an optional method of payment and adjusted for any amount payable under The Lubrizol Corporation Excess Defined Contribution Plan which is attributable to The Lubrizol Corporation Employees' Profit-Sharing Plan and which would have affected the benefit that the Participant would have received under the Lubrizol Pension Plan had it been payable from The Lubrizol Corporation Employees' Profit-Sharing Plan) if the limitations of Section 401(a)(17) and 415 of the Code were not in effect and, (if he is a Participant described in Section 2.1(ii)), his benefits had not been curtailed due to the revision of the Lubrizol Pension Plan effective as of January 1989, to comply with the provisions of the Tax Reform Act of 1986, as amended, and, (if he is a Participant described in Section 2.1(iii)), if he did not participate in The Lubrizol Corporation Deferred Compensation Plan for Officers (which was adopted effective July 25, 1994).


         2.3 PAYMENT. The terms of payment of the supplemental pension benefit shall be identical to those specified in the Lubrizol Pension Plan for the type of benefit the Participant receives under the Lubrizol Pension Plan.

         2.4 VESTING. Each Participant as of December 31, 1993, shall be 100 percent vested in his supplemental pension benefit determined in accordance with the provisions of Section 2.2. Each new Participant after December 31, 1993, shall be vested in his supplemental
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pension benefit under this Plan as determined in accordance with the vesting provisions of the Lubrizol Pension Plan.

                                  ARTICLE III

                              PAYMENT OF BENEFITS

         Section 3.1 PAYMENT TO PARTICIPANT. Effective September 30, 1994, payment of a supplemental pension benefit under the Plan to a Participant shall be made as described by the following provisions.

                 a. The Participant shall be paid his normal retirement benefit or early retirement benefit, whichever, is applicable, upon his retirement in the form of a monthly retirement benefit payable to such Participant for his lifetime following his retirement, with the continuance to his Beneficiary of such amount after his death for the remainder, if any, of the 120-month term commencing with the date as of which the first payment of such monthly benefit is made, and with any such monthly benefits remaining unpaid upon the death of the survivor of the Participant and his Beneficiary to be made to the estate of such survivor.

                 b. Upon becoming eligible to receive a supplemental pension benefit in accordance with Article II, the Participant may elect to receive the actuarial equivalent of the standard form of benefit provided in paragraph a., above, in accordance with any one of the following options:

                          i. for Participants hired prior to February 1, 1984, a single lump-sum payment;

                          ii. a reduced monthly retirement benefit payable to a Participant for his lifetime following his retirement, with the continuance of a monthly benefit equal to fifty percent (50%) of such reduced amount after his death to his Beneficiary, provided that such Beneficiary is living at the time of such Participant's retirement and survives him;

                          iii. a reduced monthly retirement benefit payable to such Participant for his lifetime following his retirement, with the continuance of a monthly benefit equal to one hundred percent
           (100%) of such reduced amount after his death to his Beneficiary during the lifetime of the Beneficiary, provided such Beneficiary is living at the time of such Participant's retirement and survives him.

         Such optional forms of payment described above shall be calculated using the same actuarial factors and interest rates used under The Lubrizol Corporation Pension Plan (or its successor) as in effect on the date the Participant becomes eligible to receive his supplemental pension benefit; provided, however, that (i) for any person who was a Participant as of December 31, 1993, who elects to have his supplemental pension benefit paid in a single lump-sum payment, the interest rate used to discount the portion of the Participant's supplemental pension benefit which represents his accrued benefit as of December 31, 1993, and (ii) for R. W. Scher, W. D. Manning, R. J. Senz,
E. V. Luoma and W. J. Herman the interest rate used to discount such Participant's supplemental pension benefit, shall be the arithmetic average of the 7-day compound yield rates for the six full calendar months prior to
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the month as of which the benefit is payable as published in Donoghue's
Tax-Free MONEY FUND AVERAGE which is reported weekly in BARRON'S; provided further that such rate with respect to any month shall be the rate reported in the first issue of BARRON'S published during such month.

         Notwithstanding the foregoing provisions of the Plan to the contrary, if the present actuarial value of any retirement benefit or survivor benefit under the Plan to any person, determined as described above, is less than $25,000, such benefit shall be paid in a single lump-sum payment to such person
.

         3.2 PAYMENT IN THE EVENT OF DEATH PRIOR TO COMMENCEMENT OF DISTRIBUTION. If a Participant dies prior to commencement of benefits under the Plan, his surviving spouse, if any, shall be eligible for a survivor benefit which is equal to one-half of the reduced monthly benefit the Participant would have received under the Plan if the Participant had retired on the day before his death and had elected to receive his benefit under the Lubrizol Pension Plan in a 50 percent joint and survivor annuity form. In making the determinations and reductions required in this Section 3.2, the Company shall apply the assumptions then in use under the Lubrizol Pension Plan. For purposes hereof, a surviving spouse shall only be eligible for a benefit under this
Section 3.2, if such spouse had been married to the deceased Participant for at least one year as of the date of the Participant's death.

         3.3  SPECIAL FORM OF BENEFIT FOR E. VICTOR LUOMA.  Notwithstanding
Section 3.1(b)(i), E. Victor Luoma may elect prior to his retirement or other termination of employment to receive payment of his supplemental pension benefit under the Plan in the form of a single sum amount, determined and payable in accordance with Section 3.1.


                                   ARTICLE IV

                                 ADMINISTRATION

         The Company shall be responsible for the general administration of the Plan, for carrying out the provisions hereof, and for making, or causing the Trust to make, any required supplemental benefit payments. The Company shall have all such powers as may be necessary to carry out the provisions of the Plan, including the power to determine all questions relating to eligibility for and the amount of any supplemental pension benefit and all questions pertaining to claims for benefits and procedures for claim review; to resolve all other questions arising under the Plan, including any questions of construction; and to take such further action as the Company shall deem advisable in the administration of the Plan. The Company may delegate any of its powers, authorities, or responsibilities for the operation and administration of the Plan to any person or committee so designated in writing by it and may employ such attorneys, agents, and accountants as it may deem necessary or advisable to assist it in carrying out its duties hereunder. The actions taken and the decisions made by the Company hereunder shall be final and binding upon all interested parties.
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                                   ARTICLE V

                           AMENDMENT AND TERMINATION

         The Company reserves the right to amend or terminate the Plan in whole or in part at any time and to suspend operation of the Plan, in whole or in part, at any time, by resolution or written action of its Board of Directors or by action of a committee to which such authority has been delegated by the Board of Directors; provided, however, that no amendment shall result in the forfeiture or reduction of the interest of any Participant or person claiming under or through any one or more of them pursuant to the Plan. Any amendment of the Plan shall be in writing and signed by authorized individuals.

                                   ARTICLE VI
                                 MISCELLANEOUS

         6.1 NON-ALIENATION OF RETIREMENT RIGHTS OR BENEFITS. No Participant shall encumber or dispose of his right to receive any payments hereunder, which payments or the right thereto are expressly declared to be non-assignable and non-transferable. If a Participant attempts to assign, transfer, alienate or encumber his right to receive any payment hereunder or permits the same to be subject to alienation, garnishment, attachment. execution, or levy of any kind, then thereafter during the life of such Participant, and also during any period in which any Participant is incapable in the judgment of the Company of attending to his financial affairs, any payments which the Company is required to make hereunder may be made, in the discretion of the Company, directly to such Participant or to any other person for his use or benefit or that of his dependents, if any, including any person furnishing goods or services to or for his use or benefit or the use or benefit of his dependents, if any. Each such payment may be made without the intervention of a guardian, the receipt of the payee shall constitute a complete acquittance to the Company with respect thereto, and the Company shall have no responsibility for the proper allocation thereof.

         6.2 PLAN NON-CONTRACTUAL. Nothing herein contained shall be construed as a commitment or agreement on the part of any person employed by the Company to continue his employment with the Company, and nothing herein contained shall be construed as a commitment on the part of the Company to continue the employment or the annual rate of compensation of any such person for any period, and all Participants shall remain subject to discharge to the same extent as if the Plan had never been established.

         6.3 TRUST. In order to provide a source of payment for its obligations under the Plan, the Company has established the Trust, the terms of which are governed by the Trust Agreement.

         6.4 INTEREST OF A PARTICIPANT. Subject to the provisions of the Trust Agreement, the obligation of the Company under the Plan to provide a
Participant with a supplemental pension benefit constitutes the unsecured promise of the Company to make payments as provided herein, and no person shall have any interest in, or a lien or prior claim upon, any property of the Company.
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         6.5 CONTROLLING STATUS. No Participant shall be eligible for a benefit under the Plan unless such Participant is a Participant on the date of his retirement, death, or other termination of employment.

         6.6 CLAIMS OF OTHER PERSONS. The provisions of the Plan shall in no event be construed as giving any person, firm or corporation any legal or equitable right as against the Company, its officers, employees, or directors, except any such rights as are specifically provided for in the plan or are hereafter created in accordance with the terms and provisions of the Plan.

         6.7 SEVERABILITY. The invalidity or unenforceability of any particular provision of the Plan shall not affect any other provision hereof, and the Plan shall be construed in all respects as if such invalid or unenforceable provision were omitted herefrom.

         6.8 GOVERNING LAW. The provisions of the Plan shall be governed and construed in accordance with the laws of the State of Ohio.
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
                                   APPENDIX A
                                       TO
                            THE LUBRIZOL CORPORATION
                          EXCESS DEFINED BENEFIT PLAN
PARTICIPANTS1                                                       EFFECTIVE DATE
----------------------------------------------------------------------------------
1. L. E. Coleman                                                    December 31, 1986
2. W. G. Bares                                                      December 31, 1986
3. R. Y. K. Hsu                                                     December 31, 1986
4. G. R. Hill                                                       December 31, 1986
5. W. R. Jones                                                      December 31, 1986
6. R. A. Andreas                                                    December 31, 1986
7. J. R. Ahern                                                      April 1, 1990
8. K. H. Hopping                                                    April 21, 1991
9. J. W. Bauer                                                      April 27, 1992
10. D. A. Muskat                                                    April 27, 1992
11. J. G. Bulger                                                    June 22, 1992
12. S. F. Kirk                                                      April 26, 1993
13. Y. Le Couedic                                                   April 26, 1993
14. J. E. Hodge                                                     April 26, 1993
15. M. W. Meister                                                   April 26, 1993
16. S. A. Di Biase                                                  April 26, 1993
17. G. P. Lieb                                                      April 25, 1994
18. J. A. Thomas                                                    April 25, 1994

FORMER PARTICIPANTS2
--------------------

1. P. L. Krug (R)
2. W. T. Beargie (R)
3. W. D. Manning (R)
4. R. W. Scher (R)
5. J. P. Arzul (D)
6. J. R. Cooper (R)
7. J. I. Rue (R)
8. R. J. Senz (T)
9. E. V. Luoma (R)

__________________________________

1 This listing of Participants is limited to those Participants who are also officers for purposes of Section 16 of the Securities Exchange Act of 1934. 2 R = Retired, D = Deceased, T = Terminated.